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                                                                     EXHIBIT 3.4

                                     BYLAWS
                                       of
                          CORPORATE DEVELOPMENT, INC.

     This is to certify that, pursuant to the written approval by the initial board of directors of Corporate Development, Inc. The following Bylaws were adopted for the corporation.

1.   Identification

1.1  Name:  The name of the corporation is Corporate Development, Inc.

1.2  Incorporation:  The corporation was incorporated on March 16, 1989.

1.3 Principal Office: The principal office shall be located at 650 Alejo Rd., Palm Springs, California 92262.

1.4 Registered Offices and Agents: Registered officers and agents shall be maintained in all states where required by the business of the corporation. A registered office and/or agent may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time by the board of directors. The business address of the registered agent shall be the same as the registered office when so required by law.

1.5 Other Offices: The corporation may have other offices, either within or without the state of incorporation, as the board of directors may designate or as the business may require.

1.6 Corporate Seal: The board of directors may provide a corporate seal which shall be in such form as the board may determine, which may include the name of the corporation, the state of incorporation, and the year of incorporation. An impression of the seal, if adopted is impressed in the margin.

11.  PURPOSES, POWERS AND PROHIBITIONS
     The purposes, powers and prohibitions of the corporation are as stated in
     Article III of the Articles of Incorporation.

111.  SHAREHOLDERS

3.1 Place of Meetings: Meetings of the shareholders of the corporation shall be held at the principal place of business, or at any other place, as determined by the board of directors.

3.2  Annual Meetings:
     (a) Day: The annual meeting of the shareholders shall be on the 15th day of May of each year.

     (b) Holidays: If the day fixed for the annual meeting is legal holiday in the state where the meeting is to be held, the meeting may be held on the next business day.

     (c) Purpose: Annual meetings shall be for the purpose of electing directors and for the transaction of any other business as may come before the meeting.

     (d) Substitute: If the annual meeting is not held on the day designated, or if the directors are not elected at the annual meeting or at an adjourned

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     meeting, the directors shall cause a substitute annual meeting of share-
     holders to be held as soon as convenient. The substitute annual meeting shall be called in the same manner as provided for annual shareholders' meeting shall be as valid as if transacted or held at the annual meeting.

3.3  Special Meetings:

     (a) Purpose: Unless otherwise prescribed by statute, special meetings of shareholders may be called for any purpose.

     (b) Called by President, etc: Special meetings of shareholders may be called by the president, the board of directors, any directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     (c) Scope of Business: Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice.

3.4 Conference Call Meetings: Meetings of the shareholders may be held by use of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation shall constitute presence in person at a meeting.

3.5 Actions Without Meeting: Any action required or permitted to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the shareholders entitled to vote with respect to the subject matter. Any such consent shall be inserted in the minute book as if it were the minutes of a shareholders' meeting.

3.6 Notice of Meetings: Written notice stating the place, date and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the director of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote. If mailed, the notice is deemed delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books, with postage prepaid.

3.7 Waiver of Notice: Notice of any shareholders' meeting may be waived in writing by any shareholder at any time. Notice is deemed waived by any shareholder who affixes his signature of approval to the minutes of any shareholders' meeting.

3.8  Determination of Shareholders:

     (a) Closure of Transfer Records-Maximum Period: For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or at any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer records be closed for a stated period, but not to exceed, in any case, 50 days.

     (b) Maximum Periods of Meetings: If the stock transfer records are closed to determine the shareholders entitled to notice of or to vote at a meeting of shareholders, the records shall be closed for at least 10 days immediately preceding the meeting.

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     (c) Fixed Record Date; In lieu of closing the stock transfer records, the board may fix, in advance, a date as the record date of any determination of shareholders the date in any case not to be more than 50 days and, in case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of share-holders is to be taken.

     (d) Automatic Record Date: If the stock transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board declaring the dividend is adopted, as the case may be, shall be the record date for this determination of shareholders.

     (e) Adjournment: When a determination of shareholders entitled to vote at any meeting has been made as provided in this section, the determination shall apply to any adjournment matter submitted to a vote at a meeting of shareholders.

3.9  Voting Rights:

     (a) Generally: Unless otherwise provided for in the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

     (b) There shall be no cumulative.

     (c) Lists: If there are more than 15 shareholders, the officer or agent having charge of the stock transfer records shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at each meeting, or any adjournment, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to the meeting, shall be kept on file at the principal office and shall be subject to inspection by any shareholder at any time during usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders.

3.10  Conduct Meetings:

     (a) Quorum: A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.

     (b) Majority Vote: If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the act, the Articles of Incorporation or the Bylaws, or by a Shareholders' Agreement.

     (c) Effect of Withdrawals: The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     (d) Adjournments in Absence of Quorum: If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares

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     represented may adjourn the meeting from time to time without further notice, except that any meeting at which directors are to be elected shall be adjourned from day to day until the directors are elected. In the case of any meeting called for the election of directors, those who attend the second and adjourned meeting, although less than a quorum, shall constitute a quorum for the purpose of electing directors. At all adjourned meetings at which a quorum is represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     (e) Presiding Officer: The president and, in his absence, the vice president, shall preside at all shareholders' meetings. If both are absent, the shareholders present shall elect a presiding officer. The secretary shall act as secretary at all shareholders' meetings. In his absence or failure to act, the presiding officer may appoint any person to act as secretary of such meeting.

     (f) Order of Business: The order of business at annual meetings, and so far as practicable at all other meetings of shareholders, shall be as follows:

          (1)  Proof of notice of meeting.

          (2) Call of roll-examination of proxies

          (3) Reading and disposal of any unapproved minutes.

          (4) Annual reports of officers and committees.

          (5) Completion of unfinished business.

          (6)  Consideration of new business.

          (7)  Adjournment of meeting.

3.11 Proxies: A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.

3.12 Prohibitions Against Voting: No share of common stock or preferred stock shall be voted at any meeting of shareholders or counted in determining the total number of outstanding shares at any given time in any of the following events:

         (a) Not Fully Paid: If the consideration for the shares has not been fully paid to the corporation.

         (b) Shares Unissued or Held by Subsidiary: If any shares are unissued or are held by another corporation if a majority of the shares entitled to vote for the election of directors of the other corporation is held by the corporation.

          (c) Shares Subject Redemption: On or after the date on which written notice of redemption of redeemable shares has been mailed to the holders and a sum sufficient to redeem the shares has been deposited with a trustee with irrevocable instruction and authority to pay the redemption price to the holders for surrender of certificates, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.

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3.13  Voting by Certain Holders:  Shares held by the following types of holders shall be voted as follows:

         (a) Corporate Holders: Shares standing in the name of another corporation may be voted by the officer, agent or proxy as the bylaws of the holding corporation may prescribed or, in the absence of such provision, as its board of directors may direct.

         (b) Fiduciary Holders: Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

         (c) Receivers: Shares standing in the name of a receiver may be voted by the receiver, and shares held by or under the control of a receiver may be voted by the receiver without transfer into his name if authority is contained in an appropriate order of the court by which such receiver was appointed.

         (d) Pledges: Unless otherwise agreed by the parties, a shareholder whose shares are pledged shall be entitled to vote the shares pledged until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares transferred.

IV.   DIRECTORS

4.1   Management by Directors:

         (a) Generally: The business and affairs of the corporation shall be managed under the direction of the board of directors.

         (b) Resolutions: The board of directors may exercise its powers by resolution adopted in any regular or other meeting.

         (c) Rules and Regulations: The board of directors may adopt rules and regulations for the conduct of meetings and the management of the affairs of the corporation, not inconsistent with the laws of the state of incorporation, and the Articles of Incorporation and Bylaws.

4.2 Number: The board of directors shall consist of three or more members to be determined by the directors. No decrease in number shall shorten the term of any incumbent director.

4.3 Qualifications: Directors need not be residents of the state of in-corporation or of the state in which the principal office is located. Directors need not be shareholders and may be officers.

4.4 Election: Members of the initial board of directors shall hold office until the first annual meeting of shareholders and until their successors shall have been elected and qualified. At the first annual meeting of shareholders, and at each annual meeting thereafter, the shareholders shall elect directors.

4.5 Term: Unless sooner removed as provided in Section 4.19, each director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified.

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4.6   Vacancies: Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board participates. A director elected to fill a vacancy shall be elected for a term continuing only until the next election of directors, except in cases of classification of directors.

4.7 Place of Meetings: All meetings of directors shall be held at the principal office unless a majority of the directors designate that any meeting be held at some other place.

 4.8 Annual Meeting: The annual meeting of the board of directors shall be held without other notice than this bylaw, immediately after, and at the same place as the annual meeting of shareholders.

4.9 Regular Meetings: The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings without other notice than such resolution, either within or without the state in which the principal office is located.

4.10 Special Meetings: Special meetings of the board of directors may be called as follows:

         (a) On Call of President: The president may call a special meeting of the board of directors at any time. In his absence, or in his inability to act, the vice president may call a special meeting.

         (b) On Call of Two Directors: Any two directors may call a special meeting by written request to the secretary who shall forthwith give notice to all members of the board of the time and place of the meeting, which shall not be less than 10 days nor more than 20 days after the request is delivered to the secretary. If the secretary fails to give the notice within 10 days after receipt of the request, the two directors may give the notice.

         (c) Place, Date and Time: The person or persons calling the meeting shall fix the place, date and time.

4.11 Notice of Special Meeting: Notices of all directors' special meeting shall be in writing or by telegram, and shall be given as provided in
      Section 3.3 for meetings of shareholders. The notices shall be given in sufficient time to enable each director to arrive at the place of meeting by the customary modes of transportation.

4.12  Waiver of Notice:  Any director may waive notice of any directors' meeting by:

         (a)  Signing a written waiver

         (b)  Signing the written minutes, or

         (c) Attending the meeting, unless attendance is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

4.13 Conference Call Meetings: Meetings of the board of directors or committees may be held by use of conference telephone or similar communication equipment by means of which all persons participating can hear each other at the same time. Participation shall constitute presence in person at a meeting.

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4.14  Action Without a Meeting:  Any action that may be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is executed by all of the directors entitled to vote on the subject matter. The written consent shall be inserted in the minute book as if it were the minutes of a board meeting.

4.15  Conduct of Meetings:

         (a) Quorum:  A majority of the number of directors fixed by Section
      4.2 entitled to vote on the subject matter, shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present, a majority of the directors present may adjourn the meeting from time to time without further notice.

         (b) Presiding Officer: The president shall preside at all directors' meetings unless the directors have previously designated a different person as chairman of the board. In the absence of the president or any chairman of the board the vice president shall preside.

         (c) Majority Voting: The act of the majority of disinterested directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the Articles of Incorporation or by a Shareholders' Agreement.

         (d) Presumption of assent - Dissents: A director present at a meeting of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he files a written dissent to the action with the secretary before the adjournment or forwards his dissent by certified mail to the secretary immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action.

4.16 Compensation: No stated salary shall be paid directors for their services, but by resolution of the board of directors, a reasonable amount may be al1owed to each director for attendance at each regular of special meeting of such board, plus expenses of attending a meeting. No such payment shall prevent any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meeting.

4.17 Duties of Directors: Directors shall perform their duties in good faith, in a manner believed to be in the best interest of the corporation, and with the care, including reasonable inquiry as an ordinary prudent person in a like position would use under similar circumstances, as provided in RCW 23A.08.343 as it now exists or as it may be amended.

4.18 Liability of Directors: Directors may be liable as provided in RCW 23A.08.450 as it now exists or as it may be amended.

4.19 Removal of Directors: At a shareholders' meeting called expressly for that purpose, the entire board of directors, or any member thereof, may be removed for or without cause in the following manner:

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         (a) Majority Vote:  by a vote of the holders of two-thirds of the shares then entitled to vote at an election of directors.

         (b) Cumulative Voting: If cumulative voting is authorized, and if less than the entire board of directors is to be removed, no one of the directors may be removed if the votes cast against the director's removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors, or if there be classes of directors, at an election of the class of directors of which he is a part.

4.20 Reliance on Interpretations: If any uncertainty or issue should arise at any time as to the proper interpretation of these bylaws, or of the articles of incorporation, or any portion of them, the directors are authorized and directed to obtain the written opinion of the lawyer who drafted them, or if not available, of the lawyer who is then representing the corporation, and to act upon this opinion. In interpreting any of the instruments, the lawyer is authorized and expected to consider any facts of which he or she may have knowledge, whether or not admissible in court.

V.    OFFICERS

5.1 Designation: The officers of the corporation shall be a president, one or more vice presidents (the number to be determined by the board of directors), a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may elect a chairman of the board who, when present, shall preside at all meetings of the board of directors and who shall have any other powers as the board prescribes. Any two or more officers may be held by the same person, except the president may not hold any other office. All offices may be held by one person when one person holds all of the outstanding shares.


5.2 General Authority and Duties: All officers and agents as between themselves and the corporation shall have such authority and perform such duties in the management of the corporation as may be provided in these bylaws or as may be determined by resolution of the board of directors not inconsistent with these bylaws.

5.3 Qualifications: The president and chairman of the board of directors, if any, need not be shareholders. The vice presidents, secretary, treasurer and other officers need not be shareholders or directors.

5.4 Election and Term: The officers of the corporation shall be elected annually by the board of directors at the first meeting held after each annual meeting of the shareholders. If officers are not elected after the annual meeting, the election shall be held as soon as convenient and, in any event, within 13 months.

5.5 Extended Terms - Succession: Each officer shall hold office until a successor is elected and qualified, or until death, resignation or removal.

5.6 Removal: Any officer or agent elected or appointed by the board of directors may be removed by the board, whenever, in its judgment, the best interests of the corporation would be served thereby. Any removal shall be without prejudice to the contract rights, if any, of the person being removed. Election or appointment of an officer or agent shall not, of itself, create contract rights.

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5.7  Resignations:  Any officer of the corporation may resign at any time by giving written notice to the corporation, to the board of directors, or to the chairman of the board, or to the president, or to the secretary. Any resignation shall take effect at the time fixed in the resignation or, if no time is fixed, upon its acceptance by the board of directors.

5.8 Vacancies: A vacancy in any office because of death, resignation, removal disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

5.9 Delegation: In the case of absence or inability to act of any officer and of any person authorized to act in his place, the board of directors may, from time to time, delegate the powers of duties of the officer to any other officer or any director or other person whom it may select.

5.10 Chairman of the Board: The chairman of the board, if any, shall preside at all meetings of the board of directors, if present, and shall, in general, perform all duties incident to the office of chairman of the board of directors.

5.11 President: The president shall be the principal executive officer and, subject to the control of the board of directors, shall, in general, supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the board of directors unless a chairman of the board is designated. The president shall perform all duties incident to the office of the president and any other duties as may be prescribed by the board from time to time.

5.12 Vice President: In the absence of the president, or in the event of the president's death, inability or refusal to act, the vice president (or in the event of more than one vice president, the vice president who was first elected to such office) shall perform the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Vice presidents shall perform any other duties as from time to time may be assigned to them by the president or by the board.

5.13 Secretary:  The secretary shall:

          (a) Keep the minutes of shareholders; and board of directors' meetings in one or more books provided for that purpose;

           (b) See that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

           (c) Be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized;

           (d) Keep a register of the post office address of each shareholder as furnished to the secretary by each shareholder;

          (e) Sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which has been authorized by resolution of the board;

          (f) Have general charge of the stock transfer books of the corporation; and

          (g) Perform, in general, all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board.

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5.14  Treasurer:  If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Articles VI of these bylaws; and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of directors.

5.15 Other Officers and Agents: Directors may appoint a general manager, one or more assistant treasurers, one or more assistant secretaries, and any other officers and agents as they deem necessary or expedient, who shall hold their offices for the terms and shall exercise powers and perform duties as my be determined from time to time by the board of directors.

5.16 Salaries: The salaries of the officers shall be fixed, from time to time, by the board of directors. No officer shall be prevented from receiving his salary by reason of the fact that he may be a director of the corporation.

VI    FISCAL MATTERS

6.1 Depositories: All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board may select.

6.2 Surety Bonds: The board of directors, may, by resolution, require any and all officers and agents to give bonds to the corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with any other conditions as may be required by the board of directors.

6.3 Negotiable Instruments: All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, agent or agents, and in the manner prescribed by resolution of the board of directors.

6.4 Deeds, Contracts, etc: The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

6.5 Endorsement of Stock Certificates: Subject to the specific directions of the board of directors, any share or shares of stock issued by any corporation and owned by the corporation (including reacquired shares of stock of the corporation) may, for sale or transfer, be endorsed in the name of the corporation by the president, and his signature shall be attested to by the secretary or an assistant secretary who shall affix the corporation seal.

6.6 Voting Shares: Share owned by the corporation in another corporation, domestic or foreign, may be voted by the officer, agent, or proxy as the board of directors may determine or, in the absence of such determination, by the president.

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6.7   Distributions:  (a) Methods.  A distribution shall mean a direct or indirect transfer of money or other property (except its own shares) or incurrence of indebtedness by the corporation to or for the benefit of its shareholders in respect of any of its shares. A distribution may be in the form of a dividend, a purchase, a redemption, or other acquisition of shares, or otherwise.

VII   ISSUANCE AND TRANSFER OF SHARES

7.1 Amount and Classes: The authorized shares of the corporation are as provided in Article IV of the articles of incorporation.

 7.2 Subscriptions: A written subscription for shares of this corporation is provided by the terms of the subscription agreement, unless all of the subscribers consent to the revocation of such subscription.

7.3 Consideration: Consideration for the issuance of shares shall be established from time to time by the board of directors.

7.4 Payment: The consideration for the issuance of shares may be paid by cash promissory note, services performed, contract for services to be performed, or in other tangible or intangible property. When payment of the consideration for which shares are to be issued has been received by the corporation, the shares shall be deemed to be fully paid and non-assessable.

7.5 Issuance Restrictions: No certificate shall be issued for any share until the consideration established for its issuance has been paid.

7.6 Preemptive Rights: The preemptive rights of all shareholders are as limited in the articles of incorporation.

7.7   Certificates for Shares:

           (a) Execution: The shares of a corporation shall be represented by certificates signed by the president or a vice president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation.

           (b) Classes: Every certificate representing shares issued by a corporation which is authorized to issue shares of more than one class shall set forth upon the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class or series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

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

        (c) Contents (or Forms): All Certificates representing shares shall be numbered consecutively and state:

        (1) The corporation is organized under the laws of the state of Nevada;
        (2) The name of the person to whom issued;
        (3) The number and class of shares, and the designation of the series, if any, which such certificate represents;
        (4) A reference to or a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued;

7.8 Transfer of Shares: The corporation shall register a transfer of a certificate presented to it for transfer if:

        (a) Endorsement: The certificate is properly endorsed by the registered holder or by his duly authorized attorney.

        (b) Witnessing: The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the secretary of the corporation.

        (c) Adverse Claims: The corporation has no notice of any adverse claims or has fulfilled any duty to inquire into any claims; and

        (d) Collection of Taxes: There has been compliance with any applicable law relating to the collection of taxes.

7.9 Transfer Agents and Registrar: The board of directors may appoint a transfer agent and a registrar for the common and preferred shares of the corporation. When appointed, the transfer agent shall be in charge of the issue, transfer and cancellation of shares and shall countersign all certificates. The transfer agent shall maintain transfer books, which shall include a record of the shareholders, giving the names and addresses of all shareholders, and the number and class of shares held by each; prepare voting lists for meetings of shareholders; produce and keep open these lists at the meetings; and perform any other duties as may be delegated by the board of directors. Shareholders shall give notice of changes of their addresses to the transfer agent. The registrar shall be in charge of preventing the overissue of shares, shall register all certificates, and perform any other duties as may delegated by the board of directors.

7.10 Transfer Records: The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or register, a record of it shareholders, giving the names and addresses and IRS income tax identification numbers of all shareholders and the number and class of shares held by each.

7.11 Reliance and Records: The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as owner. Registered shareholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names. The corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the state of incorporation.



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

7.12 Lost, Stolen or Destroyed Certificates: If a stock certificate is lost, mutilated or destroyed, a duplicate certificate may be issued upon the terms prescribed by the board of directors.

7.13 Acquisition of Own Shares: The corporation may acquire its own shares as provided in RCW 23A.08.030. No purchase or redemption shall be made if the corporation is or would thereby be rendered insolvent.

7.14   Treasury Shares:  (Reserved)

7.15 Fractional Shares or Scrip: The corporation may, but shall not be obliged to, issue certificates for fractional shares, which shall entitled the holder to exercise voting rights, to receive dividends, and to participate in any of the assets of the corporation in the event of liquidation. In lieu of fractional shares, the board of directors may provide for the issuance of scrip in registered or bearer form which shall entitled the holder to receive a certificate for a full share upon the surrender of scrip aggregating a full share.

7.16 Limitations on Transfer: No shares shall be transferred contrary to any restrictions contained in the articles of incorporation or contrary to any agreement among shareholders and/or with the corporation, of which the corporation has notice.

VIII   MISCELLANEOUS

8.1 Notice Methods: Except as may otherwise be required by law, any notice to any shareholders or director may be delivered personally or by mail. If mailed, the notice shall be deemed to have been delivered when deposited in the United States mail, addressed to the addressee at his last known address in the records of the corporation with postage prepaid.

8.2 Amendment of Bylaws: These bylaws may be amended, repealed or altered, in whole or in part, by the board of directors, except that they shall not make or alter any bylaws fixing their qualifications classifications, term of office or compensation. The shareholders may make, alter and repeal these bylaws not inconsistent with law, or with the articles of incorporation, including bylaws made or altered by the board of directors.

IX     CERTIFICATION

       The Undersigned secretary of the above corporation hereby certifies that the foregoing bylaws were adopted by the Board of Directors.

           Signed and sealed this 31st day of March, 1989.


                                       /s/ MARIE Z. PRATT
                                           -----------------------------------
                                           Secretary

       Approved:


       /s/ RAMON D. PRATT
           -------------------------
           President

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